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                                                                    EXHIBIT 3.13

                            CERTIFICATE OF FORMATION

                                       of

                           BENNETT FOOTWEAR GROUP LLC

      This Certificate of Formation of Bennett Footwear Group LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

      1.    The name of the Company is Bennett Footwear Group LLC

      2. The address of the registered office of the Company in Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The Company's registered agent at that address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned, an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 27th day of October, 1998.

                                                     BENNETT IMPORTING, INC.
                                                     Member

                                                     By: /s/ Don R. Ribatt
                                                        ------------------------

                                                     Its: CEO